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                                                             EXHIBIT 10.25

                              RETIREMENT AGREEMENT

     THIS RETIREMENT AGREEMENT (hereafter, this "Agreement") is made as of the 1st day of December 2000, by and between OUTSOURCING SERVICES GROUP, INC. (the "Company") and CHRISTOPHER DENNEY ("Denney").

                                   RECITALS

     A. The Company and Denney have previously entered into an Employment and Non-Competition Agreement (the "Employment Contract") dated as of December 31, 1997.

     B. Denney is a party to the Company's Amended and Restated Stockholder Agreement, dated as of June 30, 1997 (as amended, the "Stockholder Agreement").

     C. Denney has terminated his employment as Chief Executive Officer of the Company as of July 24, 2000, and has resigned his directorships with the Company and each of its subsidiaries as of December 1, 2000.

     D. The parties desire to enter into an agreement in order to define the rights and responsibilities of each party in connection with Denney's resignation, and to ratify certain provisions of the Employment Contract.


     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


     1. TRANSITORY CONSULTING ARRANGEMENT. Beginning December 1, 2000, and ending on or about March 31, 2001 (the "Consulting Term"), Denney will provide assistance to the Company's management as required in connection with concluding the Revlon UK takeout opportunity, and the Allendale sponge business (the "Projects"). Such assistance will include, but shall not be limited to, generally advising the officers and directors with respect to the status of the Projects, and performing such other duties in connection with the Projects as Joseph Healy requests in his reasonable discretion. As compensation for these services, Denney shall receive a monthly payment in the amount of Ten Thousand Dollars ($10,000), payable on the last day of each month in the Consulting Term.

     2. ADDITIONAL COMPENSATION. Denney shall continue to receive the salary payments due to him under Section 3.01 of the Employment Contract, namely salary at the rate of $300,000 per annum, payable in accordance with the normal payroll practices of the Company, through December 31, 2000, in addition to monies received pursuant to Section 1, above. In addition, through April 6, 2001, the Company shall continue to provide Denney with the leased automobile he presently uses, and the same insurance benefits to which he was entitled under the Employment Contract. After December 31, 2000, Denney's medical benefits may be continued at Denney's expense, consistent with Section 3.04 of the Employment Contract

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     3. BONUS PLANS. Denney shall continue to participate in the Company's stock option program and other management incentive programs, as described in Section
3.02 of the Employment Contract, for the fiscal year 2000.

     4. REPURCHASE OF COMPANY SHARES. The Company hereby exercises its right under the Stockholder Agreement to repurchase the 20,000 shares of common stock of the Company, par value $0.001 per share (the "Company Shares") currently owned by Denney. The Company shall purchase the Company Shares for Twenty-Six Dollars ($26.00) per share, less the outstanding principal balance of the promissory note made by Denney in favor of the Company (including any accrued but unpaid interest), currently One Hundred Sixty Thousand Dollars ($160,000)(the "Purchase Price"). The Purchase Price shall be paid in full, in cash, in January 2001, following the preparation and review of the Company's unaudited financial statements for the year ending December 31, 2000.

     5. DEEMED CONTINUED EMPLOYMENT. For purposes of the vesting of Denney's options to purchase 85,000 shares of the common stock of the Company ("Company Stock"), at a price of Ten Dollars ($10.00) per share, as described in that certain Stock Option Agreement, dated as of December 31, 1997, by and between Denney and the Company (the "Options"; the "Option Agreement"), Denney shall be deemed to be employed by the Company through December 31, 2000. As promptly as possible after December 31, 2000, Denney shall exercise the Options in the manner described in the Option Agreement and the shares of Company Stock issued in respect of such exercise (the "Option Shares") shall be governed by the Stockholder Agreement.

     6. REPURCHASE OF OPTION SHARES. The Company shall exercise its right under the Stockholder Agreement to repurchase the 85,000 Option Shares which will be issued to Denney following exercise of the Options. The Company shall purchase the Option Shares for Nineteen Dollars ($19.00) per share, for a total purchase price of Seven Hundred Sixty-Five Thousand Dollars ($765,000)(the "Purchase Price"). The Purchase Price shall be paid in cash in two installments of Three Hundred Eighty-two Thousand Five Hundred Dollars ($382,500), one of which shall be paid on or before January 31, 2001, and the other of which shall be paid on or before April 30, 2001.

     7. PAYMENT OF SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN ("SERP") BENEFITS. All benefits to which Denney is entitled pursuant to that certain supplemental retirement plan, by and between Denney and CCL Industries, Inc. ("CCL"), the former owner of Kolmar Laboratories, Inc. ("Kolmar"), Denney's former employer and one of the Subsidiaries, will be paid out in full to Denney on or before January 31, 2001. The parties agree that the exact value of Denney's accumulated SERP benefits shall be calculated at the Expiration Date, pursuant to the documentation provided by CCL to the Company at the time the Company acquired Kolmar, and is presently estimated to be approximately $600,000. The parties hereto agree that such payment shall be structured in the manner which is most advantageous to Denney from a tax perspective, provided that Company suffers no detriment from such structuring.

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     8. NONCOMPETITION; NONSOLICITATION. Denney confirms that he shall remain bound by the restrictive covenants in Sections 5.01 and 5.02 of the Employment Contract, as follows:

         a. The Company's formulas, sources of supply, cost and financial data, customer arrangements, marketing plans and other non-public data have a unique nature and value, derived in part from their status as non-public and proprietary information. Denney agrees to preserve and protect the confidential nature of said information, and not to disclose to any third parties, or use for anyone's benefit except the benefit of the Company, any non-public information about the Company or its business.

         b. For two (2) years after the date of this Agreement, Denney will not directly or indirectly, solicit, take away, or attempt to solicit or take away any customer or employee of the Company either on his own behalf or on behalf of any other person or entity which competes with the Company. Denney acknowledges that this restriction applies to solicitation conducted directly, or indirectly through subordinates or colleagues, and that any position with an enterprise which engages in such activity is not allowed. The Company acknowledges that this restriction extends only to the markets in which the Company currently competes.

     Upon a material breach by Denney of either of these covenants, the Company will be entitled to pursue all remedies available to it, whether in law or in equity. The Company's failure to pursue a particular remedy following a breach by Denney shall not act as a waiver of the Company's right to pursue such remedy at a later date.

     9. MANAGEMENT TRANSITION. Denney shall continue to use his best efforts to facilitate the effective transition to the Company's management of all customer relationships and other material business relationships, and to preserve the Company's goodwill with other parties.

     10 ENTIRE OBLIGATION. The amounts paid to Denney by the Company pursuant to paragraphs 1-4, 6, and 7 above represent the entire obligation of the Company to Denney with respect to the Employment Contract and this Agreement, and Denney has no entitlement under the Employment Contract or this Agreement, or any amendments or supplements thereto, to additional compensation or other payments from the Company.

     11. ENTIRE AGREEMENT. This Agreement, in connection with the Stockholder Agreement, the Option Agreement, and the Employment Contract as referenced herein, constitutes the entire agreement between the Company and Denney with respect to the subject matter hereof. The parties hereto acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein.

     12. ATTORNEYS' FEES AND COSTS. If any action in law or in equity is required to interpret or enforce the terms of this Agreement, the prevailing party (as determined by the court or arbitrator) shall be entitled to recover reasonable attorneys' fees, costs and related

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disbursements, in addition to any other relief to which such party may be entitled, to the extent awarded or allocated by the court or arbitrator.

     13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

     14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile signatures shall be treated as if they were originals.


                            (Signature Page Follows)


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                  [SIGNATURE PAGE - RETIREMENT AGREEMENT (DENNEY)]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                            "Company"
                                  OUTSOURCING SERVICES GROUP, INC.

                                  By: /s/ Joseph M. Healy
                                      ----------------------------
                                  Name: Joseph M.  Healy

                                  Its: President and CEO


                                              "Denney"


                                           /s/ Christopher Denney
                                      ----------------------------
                                       CHRISTOPHER DENNEY